UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2025

PHI GROUP, INC.

(a/k/a PHILUX GLOBAL GROUP INC.)

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Blvd., Suite 900, CA	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-642-0571

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

1. Grant Agreement Contract for $10,500,000 with an international philanthropic organization.

On February 17, 2025, Philux Global Energy, Inc., a subsidiary of the Company, (the Grantee”) signed a Grant Agreement Contract with an international philanthropic organization (the “Grantor”) registered under the laws of Dubai, United Arab Emirates, for total of $10,500,000. The Grantor agrees to provide the funds under this grant to support the Company’s initiatives in alignment with the Grantor’s mission to advance geomagnetic energy technology and integrate sustainable infrastructure with economic hubs. The funds will be used exclusively to fund the Company’s transformative initiatives at the Asia Diamond Exchange and International Financial Center projects in Vietnam and Philux Global Energy, Inc.’s geomagnetic energy technology initiatives.

The Grantee agrees to use the funds solely for the purposes stated above, submit quarterly progress reports, provide audited financial statements annually, acknowledge the Grantor’s support in all public communications related to the funded projects, and comply with all applicable laws, environmental regulations and ethical standards.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Due to the confidentiality stipulation of the Grant Agreement Contract, a hard copy of this document will be submitted directly to the Securities and Exchange Commission.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2025

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO